Exhibit 10.1

SIXTH AMENDMENT TO BUILD-TO-SUIT LEASE

This SIXTH AMENDMENT TO BUILD-TO-SUIT LEASE (“Sixth Amendment”) is made and entered into as of March 21, 2022 (“Effective Date”), by and between HCP BTC, LLC, a Delaware limited liability company (“Landlord”), and RIGEL PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

r e c i t a l s :

A.Landlord (as successor-in-interest to Slough BTC, LLC) and Tenant are parties to the Build-to-Suit Lease dated May 16, 2001 (the “Original Lease”), as amended by the Amendment No. One to Build-to-Suit Lease dated October 18, 2002 (the “First Amendment”), the Amendment No. Two to Build-to-Suit Lease dated January 31, 2005 (the “Second Amendment”), the Amendment No. Three to Build-to-Suit Lease dated July 24, 2006 (the “Third Amendment”) the Amendment No. Four to Build-to-Suit Lease dated March 31, 2009 (the “Fourth Amendment”), and the Fifth Amendment to Build-to-Suit Lease dated July 24, 2017 (the “Fifth Amendment”), pursuant to which Tenant leases that certain space (the “Premises”) consisting of the two (2) connected buildings commonly known as 1170 Veterans Boulevard and 1180 Veterans Boulevard containing approximately 146,923 square feet in the aggregate in the Britannia Oyster Point Business Park in South San Francisco, California.  The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment are collectively, the “Lease.”
B.The parties desire to amend the Lease on the terms and conditions set forth in this Sixth Amendment.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Sixth Amendment.
2.Consent to Alterations. Landlord hereby agrees and acknowledges that, notwithstanding the existence or non-existence of any prior consent, all alterations, additions or improvements to the Buildings or the Property made by Tenant, which would have required prior written consent of the Landlord under Section 9.1 of the Lease, are deemed to have such consent; any restoration requirements related to such alterations are hereby waived; and, that such consents do not require Tenant to remove such alterations, additions or improvements (or any specified portions thereof) upon expiration or termination of this Lease.
3.No Further Option to Extend. Tenant hereby agrees to waive any further option or right to extend the term of the Lease, and accordingly, Section 2.6 of the Original Lease, as referenced by Section 3.2 of the Fifth Amendment, is hereby deleted in their entirety and shall be of no further force or effect. Tenant shall have no further option or right to extend the term of the Lease.
4.No Further Modification. Except as specifically set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the day and year first above written.

, a Delaware limited liability company Name: Title:	, a Delaware corporation Name: Title:

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LANDLORD: HCP BTC, LLC, a Delaware limited liability company By: /s/ Scott Bohn Name: Scott Bohn Title: Executive Vice President	TENANT: RIGEL PHARMACEUTICALS, INC., a Delaware corporation By: /s/ Dean Schorno Name: Dean Schorno Title: Executive Vice President and Chief Financial Officer